     As filed with the Securities and Exchange Commission on May 27, 1997
                                                Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                                                71-0390438
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                         11001 EXECUTIVE CENTER DRIVE
                         LITTLE ROCK, ARKANSAS  72211
                                (501) 228-2700
                   (Address of Principal Executive Offices)



                          FAIRFIELD COMMUNITIES, INC.
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plan)


                            MARCEL J. DUMENY, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FAIRFIELD COMMUNITIES, INC.
                         11001 EXECUTIVE CENTER DRIVE
                         LITTLE ROCK, ARKANSAS  72211
                                (501) 228-2700
           (Name, Address and Telephone Number of Agent for Service)


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                        CALCULATION OF REGISTRATION FEE

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                                                                                      Proposed    Proposed
                                                                                       Maximum     Maximum
Title of                                                                  Amount      Offering    Aggregate     Amount of
Securities to                                                             to be       Price per   Offering    Registration
be Registered                                                         Registered (1)    Share       Price        Fee (3)
---------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01  per share (2).  .  .  .  .  .  .  .       550,000       $29.8125   $16,396,875    $4,969
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(1) Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to the Plan as a result of the antidilution provisions contained therein.
(2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.
(3) The registration fee has been computed in accordance with paragraphs (c) and
    (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on May 22, 1997.
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Ssa

                               EXPLANATORY NOTE
                               ----------------

     The information called for by Part I of Form S-8 is included in the description of the Fairfield Communities, Inc. 1997 Stock Option Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Fairfield Communities, Inc. (the "Company"), are incorporated by reference, as of their respective dates, in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997; and

     (c) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statements on Form 8-A (File No. 1-8096), filed December 8, 1995.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent that may be permitted by Delaware law from time to time. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

     The Company has also entered into indemnification agreements with its directors and officers pursuant to which the Company is generally obligated to indemnify its directors and officers to the full extent permitted by Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Current Report on Form 8-K, dated September 1, 1992, and incorporated herein by reference).

     4.2 Fifth Amended and Restated Bylaws of the Company (previously filed with the Company's Current Report on Form 8-K, dated May 22, 1996, and incorporated herein by reference).

     4.3  Fairfield Communities, Inc. 1997 Stock Option Plan (filed herewith).

     5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

     23.1 Consent of Ernst & Young LLP (filed herewith).

     23.2 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

ITEM 9.   UNDERTAKINGS

     A.   The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 27, 1997.

                                    FAIRFIELD COMMUNITIES, INC.



                                    By:            /s/ J.W. McConnell
                                        ----------------------------------------
                                                     J. W. McConnell
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 27, 1997.


         SIGNATURES                               TITLE
         ----------                               -----
     /s/ J.W. McConnell
----------------------------  President and Chief Executive Officer; Director
       J.W. McConnell                    (Principal Executive Officer)


    /s/ Robert W. Howeth      Senior Vice President and Chief Financial Officer
----------------------------             (Principal Financial Officer)
      Robert W. Howeth

    /s/ William G. Sell       Vice President, Controller and Chief Accounting Officer
----------------------------             (Principal Accounting Officer)
      William G. Sell

    /s/ Les R. Baledge                              Director
----------------------------
      Les R. Baledge

 /s/ Ernest D. Bennett, III                         Director
----------------------------
   Ernest D. Bennett, III

  /s/ Philip L. Herrington                          Director
----------------------------
    Philip L. Herrington

    /s/ Bryan D. Langton                            Director
----------------------------
      Bryan D. Langton

    /s/ Charles D. Morgan                           Director
----------------------------
      Charles D. Morgan

     /s/ William C. Scott                           Director
----------------------------
       William C. Scott


                               INDEX TO EXHIBITS


Exhibit No.                     Description
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   4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Current Report on Form 8-K, dated September 1, 1992, and incorporated herein by reference).

   4.2 Fifth Amended and Restated Bylaws of the Company (previously filed with the Company's Current Report on Form 8-K, dated May 22, 1996, and incorporated herein by reference).

   4.3 Fairfield Communities, Inc. 1997 Stock Option Plan (filed herewith).

   5.1         Opinion of Jones, Day, Reavis & Pogue (filed herewith).

  23.1         Consent of Ernst & Young LLP (filed herewith).

  23.2         Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).